                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 25, 1999, relating to the financial statements and financial statement schedules of AdKnowledge Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 25, 1999, relating to the financial statements of Focalink Communications, Inc. which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 27, 1999